UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

LookSmart, Ltd.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, #324 San Francisco, CA (Address of principal executive offices)		94105 (Zip Code)

Registrant’s telephone number, including area code: (415) 348-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 26, 2015, LookSmart, Ltd. (the “Corporation”) held a Special Meeting of Stockholders (the “Special Meeting”) at which the Corporation’s stockholders approved three proposals (the “Proposals”) described more fully below. The Proposals are disclosed in the consent solicitation on Schedule 14A filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on October 13, 2015 (the “Proxy”). Shareholder consent for the Proposals was sought by the Corporation in order that the Corporation would be authorized to effectuate certain transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) disclosed in the Corporation’s Current Report on Form 8-K filed with the Commission on April 23, 2015 (the “Merger Agreement 8-K”) and filed as an exhibit thereto, including a merger, a reverse split of the Corporation’s common stock, and a spin-off of the Company’s assets and operations into LookSmart Group, Inc. (the “Spin-off”).

The Proposals approved at the Special Meeting are as follows:

Proposal 1

A proposal to effect a reverse split of the Corporation’s issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to November 30, 2015, with the exact ratio to be set at a whole number within this range, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);

Proposal 2

A proposal to adopt the Spin-Off of LookSmart, Ltd.’s business, assets and liabilities into LookSmart Group, Inc. (the “Spin-Off Proposal”);

Proposal 3

A proposal to adopt the Merger Agreement and to approve the transactions contemplated by such agreement (the “Merger Proposal”).

The Corporation established October 12, 2015 as the record date for determining stockholders entitled to submit written consents. Stockholders holding approximately 65.08% of the Corporation’s outstanding voting capital on the Record Date voted in favor of the Reverse Split Proposal; stockholders holding approximately 64.97% of the Corporation’s outstanding voting capital on the Record Date voted in favor of the Spin-off Proposal; and stockholders holding approximately 65.04% of the Corporation’s outstanding voting capital on the Record Date voted in favor of the Merger Proposal.

The results for the solicitation of the Proposals are:

(1)	The Reverse Split Proposal

Votes For	Votes Against	Abstain
3,754,777	20,491	35

(2)	The Spin-off Proposal

Votes For	Votes Against	Abstain
3,748,233	24,602	668

(2)	The Merger Proposal

Votes For	Votes Against	Abstain
3,752,330	22,313	660

The foregoing description of the Proposals does not purport to be complete and is qualified in its entirety by reference to the complete text of the Proxy.

Item 7.01	Regulation FD Disclosure

Press Release

On October 26, 2015, the Company issued a press release announcing the results of the Special Meeting. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	LookSmart, Ltd. Press Release dated October 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

LookSmart, LTD

By:	/s/ Michael Onghai
Michael Onghai
Chief Executive Officer

Date: October 27, 2015